Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail WELSBACH TECHNOLOGY METALS ACQUISITION CORP. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card . Votes submitted electronically over the Internet must be June 3, received by 11:59 p.m., Eastern Time, on 2025. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Special Meeting – If you plan to attend the virtual online Special Meeting, you will need your 12 - digit control number to vote electronically at the Special Meeting. To attend: https:// www.cstproxy.com/wtmau/2025 MAIL – Mark, sign and date your proxy card and return it in the postage - paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED FOR THE SPECIAL MEETING OF STOCKHOLDERS OF WELSBACH TECHNOLOGY METALS ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Daniel Mamadou, Christopher Clower or the Chairperson of the Special Meeting (collectively, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares that the stockholder(s) would be entitled to vote (the “Shares”) at the Special Meeting of Stockholders of Welsbach Technology Metals Acquisition Corp . (“WTMA”) to be held on June 4 , 2025 at 10 : 00 a . m . , Eastern Time, virtually by means of the internet at https : // www . cstproxy . com/wtmau/ 2025 and at any adjournments and/or postponements thereof . The Shares shall be voted (i) as indicated with respect to the proposals listed on this proxy and as more particularly described in the accompanying proxy statement/prospectus, and (ii) in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof . The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting . The Special Meeting can be accessed by visiting https : // www . cstproxy . com/wtmau/ 2025 , where the undersigned will be able to listen to the meeting live and vote during the meeting . Additionally, the undersigned has the option to listen only to the Special Meeting by dialing 1 800 - 450 - 7155 (toll - free within the U . S . and Canada) or : 1 857 - 999 - 9155 (outside of the U . S . and Canada, standard rates apply) . The passcode for telephone access is 6725803 #, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically . Please note that the undersigned will only be able to access the Special Meeting by means of remote communication . The undersigned will need the control number located on this proxy card to join the Special Meeting via the virtual meeting platform . If there is no control number attached to this proxy card or there are any questions regarding the Special Meeting and how to access it, please contact Continental Stock Transfer & Trust Company, WTMA’s transfer agent . THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) . IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS . 1 , 2 , 3 , 4 , 5 , 6 , and 7 . Whether or not you are able to attend the Special Meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the Special Meeting . TO ATTEND THE SPECIAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE BACK OF THIS FORM . PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY . (Continued, and to be marked, dated and signed, on the back of this form)

The notice and proxy statement/prospectus are available at https:// www.cstproxy.com/wtmau/2025. The proxy statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus carefully. PROXY CARD WELSBACH TECHNOLOGY METALS ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, and 7. Please mark your votes like this X • Proposal No. 1 - The Merger Agreement Proposal — to FOR AGAINST ABSTAIN consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of November 6 , 2024 , as amended by the Amendment No . 1 to Amended and Restated Agreement and Plan of Merger, dated as of November 11 , 2024 , as amended by the Amendment No . 2 to Amended and Restated Agreement and Plan of Merger, dated February 10 , 2025 , and as amended by the Amendment No . 3 to Amended and Restated Agreement and Plan of Merger, dated March 31 , 2025 (as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among WTMA, Merger Sub and EM, a copy of which is attached to this proxy statement/prospectus as Annex A, and the Business Combination . The Merger Agreement provides for, among other things, the merger of Merger Sub with and into EM, with EM surviving the Merger as a wholly owned subsidiary of WTMA, which is expected to change its name to Evolution Metals & Technologies Corp . upon consummation of the Business Combination, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the proxy statement/prospectus ; FOR AGAINST ABSTAIN • Proposal No. 2 — The Organizational Documents Proposal — to consider and vote upon a proposal to approve and adopt the proposed Amended and Restated Certificate of Incorporation of New EM (the “Proposed Charter”) and proposed Amended and Restated Bylaws of New EM (the “Proposed Bylaws”). CONTROL NUMBER Signature Signature, if held jointly Date , 2025 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. • Proposal No . 3 — The Advisory Governance Proposals — t o consider and vote upon the following nine separate proposals t o approve, on a non - binding advisory basis, certain governance provisions in the Proposed Charter and Proposed Bylaws . a) Proposal No. 3A — Advisory Governance Proposal A — an FOR AGAINST ABSTAIN amendment to the second amended and restated certificate of incorporation of WTMA (“Existing Charter”) to change the authorized capital stock of WTMA from (i) 101 , 000 , 000 shares, consisting of (a) 100 , 000 , 000 shares of common stock of WTMA and (b) 1 , 000 , 000 shares of preferred stock under the Existing Charter to (ii) 1 , 501 , 000 , 000 shares, consisting of (a) 1 , 500 , 000 , 000 shares of common stock of New EM (“New EM Common Stock”) and (b) 1 , 000 , 000 shares of New EM preferred stock under the Proposed Charter ; b) Proposal No. 3B — Advisory Governance Proposal B — an FOR AGAINST ABSTAIN amendment to the amended and restated bylaws of WTMA (“Existing Bylaws”) to provide for a board of directors consisting of three classes of directors, with only one class of directors being elected each year and each class serving a three - year term; c) Proposal No. 3C — Advisory Governance Proposal C — an FOR AGAINST ABSTAIN amendment to the Existing Bylaws to provide that any vacancies on the New EM Board of Directors, or new directorships, may be filled exclusively by the affirmative vote of a majority of the directors then in office, not the New EM stockholders; d) Proposal No. 3D — Advisory Governance Proposal D – an FOR AGAINST ABSTAIN amendment to the Existing Bylaws to provide that special meetings of the stockholders may be called by the New EM Board of Directors, the chairperson of the New EM Board of Directors, the executive chairman of the New EM Board of Directors, the chief executive officer or president, and shall not be called by any other person or persons; e) Proposal No. 3E — Advisory Governance Proposal E — an FOR AGAINST ABSTAIN amendment to the Existing Charter to require the affirmative vote of the holders of at least two - thirds ( 66 and 2 ∕ 3% ) of the voting power of all of the then outstanding shares of voting stock entitled to vote to amend : provisions of the Proposed Bylaws ; the provisions related to New EM Common Stock ; the provisions relating to forum selection ; the provisions regarding removal of directors ; the indemnification provisions ; the provisions eliminating monetary damages for breaches of fiduciary duty by a director ; and the amendment provision requiring that the above provisions be amended only with a two - thirds ( 66 and 2 ∕ 3% ) supermajority vote ; f) Proposal No. 3F — Advisory Governance Proposal F — an FOR AGAINST ABSTAIN amendment to the Existing Bylaws to require the affirmative vote of the holders of at least two - thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock entitled to vote to adopt, amend or repeal the Proposed Bylaws; g) Proposal No. 3G — Advisory Governance Proposal G — an FOR AGAINST ABSTAIN amendment to the Existing Bylaws to require stockholders to meet certain notice and information requirements in order for a stockholder to make any nomination of a person or persons for election to the New EM Board of Directors at an annual meeting or for business to be properly brought before an annual meeting by a stockholder; • Proposal No. 5 — The Stock Issuance Proposal — to consider FOR AGAINST ABSTAIN and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of 822,238,987 shares of New EM Common Stock. c) Robin S. Bernstein (Class II) d) Christopher C. Miller (Class II) e) Chris Hansen (Class III) f) David Wilcox (Class III) FOR AGAINST ABSTAIN h) Proposal No. 3H — Advisory Governance Proposal H — an FOR AGAINST ABSTAIN amendment to the Existing Charter to provide that, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act; and i) Proposal No. 3I — Advisory Governance Proposal I — an FOR AGAINST ABSTAIN amendment to the Existing Bylaws to require, for the election of persons nominated for director in an uncontested election, the affirmative vote of a majority of the votes cast in such election, and for the election of persons nominated for director in a contested election, the affirmative vote of a plurality of the votes cast in such election. • Proposal No . 4 — The Director Election Proposal — to consider and vote upon a proposal to elect two Class I directors, two Class II directors and one Class III director to serve on New EM’s board of directors upon the closing of the Business Combination until 2025 , 2026 and 2027 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death, as follows : FOR AGAINST ABSTAIN a) Thomas Stoddard (Class I) FOR AGAINST ABSTAIN b) Mark P. Matthews (Class I) FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN • Proposal No. 6 — The New EM Equity Incentive Plan Proposal — FOR AGAINST ABSTAIN to consider and vote upon a proposal to approve and adopt the Evolution Metals & Technologies Corp. 2025 Equity Incentive Plan. • Proposal No. 7 — The Adjournment Proposal — to consider and FOR AGAINST ABSTAIN vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the Special Meeting or, based on the tabulated votes, there are insufficient votes at the time of the Special Meeting for the approval of one or more of the Merger Agreement Proposal, Organizational Documents Proposal, or Stock Issuance Proposal, or to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to WTMA stockholders or one or more of the closing conditions under the Merger Agreement is not satisfied or waived .